Exhibit (h)(11)

Form of

Amendment No. 6 to Services Agreement

This amendment (the “Amendment”) between the parties signing below (the “Parties”) amends the Existing Agreement as of February 1, 2026:

Term	Means
“Existing Agreement”	The Services Agreement between SS&C and Fund dated October 16, 2021, as amended
“SS&C”	ALPS Fund Services, Inc.
“Fund”	MassMutual Premier Funds and MassMutual Advantage Funds on behalf of their respective series listed on Schedule B of the Existing Agreement, each referred to as the “Fund” for purposes of this Amendment

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Article A and general terms in Article B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS Fund Services, Inc.		MassMutual Premier Funds

By:		By:
Name:		Name:	Renée Hitchcock
Title:		Title:	CFO and Treasurer

MassMutual Advantage Funds

By:
Name:	Renée Hitchcock
Title:	CFO and Treasurer

Article A to this Amendment

Amendments

The Existing Agreement is amended as follows:

1.	The MassMutual High Yield Fund, MassMutual Short-Duration Bond Fund, MassMutual Global Floating Rate Fund, MassMutual Global Credit Income Opportunities Fund, MassMutual Clinton Limited Term Municipal Fund, MassMutual Clinton Municipal Credit Opportunities Fund, and MassMutual Clinton Municipal Fund have been renamed as the MML Barings High Yield Fund, MML Barings Short-Duration Bond Fund, MML Barings Global Floating Rate Fund, MML Barings Unconstrained Income Fund, MML Clinton Limited Term Municipal Fund, MML Clinton Municipal Credit Opportunities Fund, and MML Clinton Municipal Fund, respectively; Class M1 and Class M2 shares have been added to the MML Barings High Yield Fund, MML Barings Short-Duration Bond Fund, MML Barings Global Floating Rate Fund, and MML Barings Unconstrained Income Fund; and Schedule B List of Funds has been deleted and replaced with new Schedule B attached hereto.

Article B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties consent to the use of electronic or digital technology for the execution of this Amendment, and that delivery of the executed Amendment or counterpart of the Amendment by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed Amendment or counterpart or the Amendment.

4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.

Schedule B

List of Funds

MassMutual Premier Funds

	Class I	Class R5	Service Class	Administrative Class	Class R4	Class A	Class R3	Class Y	Class L	Class C	Class M1	Class M2
MML Barings High Yield Fund	MPHZX	MPHSX	DLHYX	MPHLX	MPHRX	MPHAX	MPHNX	BXHYX	N/A	BXHCX	[ ]	[ ]
MML Barings Short-Duration Bond Fund	MSTZX	MSTDX	MSBYX	MSTLX	MPSDX	MSHAX	MSDNX	BXDYX	BXDLX	BXDCX	[ ]	[ ]
MassMutual Advantage Funds

	Class I	Class Y	Class A	Class C	Class M1	Class M2
MML Barings Global Floating Rate Fund	BXFIX	BXFYX	BXFAX	BXFCX	[ ]	[ ]
MML Barings Unconstrained Income Fund	BXITX	BXIYX	BXIAX	BXICX	[ ]	[ ]
MML Clinton Limited Term Municipal Fund	MMZPX	MMZQX	MMJDX	N/A	N/A	N/A
MML Clinton Municipal Credit Opportunities Fund	MMJBX	MMJCX	MMJAX	N/A	N/A	N/A
MML Clinton Municipal Fund	MMZVX	MMZWX	MMZUX	N/A	N/A	N/A